EXHIBIT 32.1

CERTIFICATION OF PERIODIC REPORT

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

18 U.S.C. Section 1350

We, the undersigned officers of EquiFin, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

a.                                       the Annual Report on Form 10-KSB of the Company for the annual period ended December 31, 2003, as amended by Amendment No. 1 thereto (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

b.                                      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 27, 2004	/s/ Walter M. Craig, Jr.
Walter M. Craig, Jr.
President and Chief Executive Officer

Dated: April 27, 2004	/s/ Daniel T. Murphy
Daniel T. Murphy
Chief Financial Officer